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                                                                      EXHIBIT 11

                             NABISCO HOLDINGS CORP.

                       COMPUTATION OF EARNINGS PER SHARE

                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

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
                                                                   THREE MONTHS ENDED       THREE MONTHS ENDED
                                                                     MARCH 31, 1997           MARCH 31, 1996
                                                                 -----------------------  -----------------------
                                                                               FULLY                    FULLY
                                                                  PRIMARY     DILUTED      PRIMARY     DILUTED
                                                                 ---------  ------------  ---------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period...    265,070      265,070     265,000      265,000
  Average number of shares of common stock issued during the
    period.....................................................     --           --              12           12
  Average number of stock options outstanding during the
    period.....................................................      3,536        3,698       1,805        1,805
                                                                 ---------  ------------  ---------  ------------
  Average number of common and common equivalent shares
    outstanding during the period..............................    268,606      268,768     266,817      266,817
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income applicable to common stock..........................        $64          $64         $53          $53
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income per common and common equivalent share..............       $.24         $.24        $.20         $.20
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
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